UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2016
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EXTERRAN CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, Exterran Corporation (“Exterran” or the “Company”) announced that Steven W. Muck will step down from his position as Senior Vice President Global Engineering and Product Lines effective December 15, 2016 and will retire from the Company in March 2017. P. Roger George will succeed Mr. Muck in that position effective December 15, 2016. Mr. George has served in various capacities with General Electric since 2005, most recently as Product Line Leader, 50Hz Utility Gas Turbines. Prior to that time he served as General Manager and as an executive with GE’s Distributed Power Global Sales and Commercial Operations from 2012 to 2016.

Mr. Muck will assist in Mr. George’s transition until his retirement in March 2017 and will receive the benefits set forth in his Severance Agreement dated November 3, 2015 in connection with his retirement

On December 8, 2016, the Company issued a press release announcing Mr. Muck’s retirement and Mr. George’s appointment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ David A. Barta
David A. Barta
Senior Vice President
Date: December 8, 2016

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 8, 2016

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